SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant /X/. Filed by a Party other than the Registrant / /

Check the appropriate box:

        / /     Preliminary Proxy Statement
        / /     Confidential, for Use of the Commission Only
                (as permitted by Rule 14a-6(e)(2))
        /X/     Definitive Proxy Statement
        / /     Definitive Additional Materials
        / /     Soliciting Material Under Rule 14a-12

                                  I-TRAX, INC.
  -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  -----------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required
         / /      Fee computed on table below per Exchange Act Rules 14a-6(i)
                  (1) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
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         2) Aggregate number of securities to which transaction applies:
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         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         5) Total fee paid:
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/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:
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         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:
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





[GRAPHIC OMITTED]

I-trax, Inc.
One Logan Square, Suite 2615
130 N. 18th Street
Philadelphia, PA 19103


                                                                  April 22, 2004



Dear Stockholder:

We cordially invite you to attend I-trax's annual stockholders' meeting. The meeting will be held on Wednesday, May 19, 2004, at 10:00 A.M. at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania.

At the meeting, stockholders will vote to elect directors. Please carefully read the proposal and the related information described in the attached proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person, you may still do so.

Thank you for your support of I-trax.


                                           Very truly yours,

                                          /s/ Frank A. Martin
                                          -------------------------------------
                                          FRANK A. MARTIN
                                          Chairman and Chief Executive Officer

[GRAPHIC OMITTED]

I-trax, Inc.
One Logan Square, Suite 2615
130 N. 18th Street
Philadelphia, PA 19103


Notice of Annual Meeting of Stockholders

Dear Stockholder:

I-trax's annual stockholders' meeting will be held on Wednesday, May 19, 2004, at 10:00 A.M., at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor in Philadelphia, Pennsylvania.

At the meeting, stockholders will be asked to:

     o    elect directors, and

     o    consider any other business properly brought before the meeting.

The close of business on April 12, 2004 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at I-trax's headquarters, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania, before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope so that your shares will be represented whether or not you plan to attend the annual meeting.

                                          /s/ Yuri Rozenfeld
                                          -----------------------------
                                          YURI ROZENFELD
                                          General Counsel and Secretary

April 22, 2004

                                  I-TRAX, INC.
                          One Logan Square, Suite 2615
                               130 N. 18th Street
                             Philadelphia, PA 19103

                      -------------------------------------

                                 PROXY STATEMENT
                     FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

                      -------------------------------------

         I-trax, Inc., a Delaware corporation, is delivering these proxy materials in connection with the solicitation of proxies by the board of directors of I-trax for its 2004 annual meeting of stockholders and any adjournments or postponements of the meeting. The 2004 annual meeting will be held at 10:00 A.M. on May 19, 2004, at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103. These proxy materials were first mailed to stockholders on or about April 22, 2004. The address of I-trax's principal executive office is One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103. Sending a signed proxy will not affect the stockholder's right to attend the annual meeting and vote in person. Every stockholder has the power to revoke his or her proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with I-trax's Secretary a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Explanatory Note About I-trax Common Stock

         Effective January 3, 2003, I-trax completed a 1-for-5 reverse stock split. The board of directors and stockholders of I-trax authorized the reverse stock split in connection with the then pending application to list I-trax common stock on the American Stock Exchange. I-trax common stock began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX." The information presented in this proxy statement about the number of outstanding shares of I-trax common stock, historic information about the number of shares of common stock issued in connection with completed transactions and related prices, and option and warrant information has been adjusted to reflect the completed reverse stock split.

Stockholders Entitled to Vote

         The close of business on April 12, 2004 was the record date for stockholders entitled to notice of and to vote at the 2004 annual meeting.

         As of the record date, there were 28,374,852 outstanding shares of I-trax common stock and 1,200,000 outstanding shares of I-trax Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock converts into 10 shares of I-trax common stock and the holders of shares of Series A Convertible Preferred Stock are entitled to vote them at the 2004 annual meeting on an "as converted" basis.

Quorum Required

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the transaction of business at the 2004 annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Vote Required

         Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the 2004 annual meeting. The eight nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

Proxies

         A form of proxy is enclosed. All properly executed proxies received by I-trax's board of directors, and not revoked, will be voted as indicated in accordance with the instructions written on the proxies. In the absence of contrary instructions, shares represented by returned proxies will be voted for the election of the directors as described in this proxy statement, and, in the discretion of the proxy holders, on any other matter properly brought before the meeting.

Solicitation of Proxies

         I-trax will bear all of the costs of soliciting proxies. I-trax will arrange with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of I-trax common stock and I-trax Series A Convertible Preferred Stock, and may reimburse these persons or institutions for expenses incurred in connection with this distribution. Directors, officers or employees of I-trax, none of whom will receive additional compensation, may solicit proxies in person or by telephone, facsimile, e-mail or other means.


                              ELECTION OF DIRECTORS

         I-trax's board of directors currently consists of ten directors. Eight of I-trax's current directors, whose terms expire at the 2004 annual meeting, have been nominated for reelection at the 2004 annual meeting to serve until the 2005 annual meeting. The board's nominees for election as directors are David R. Bock, Haywood D. Cochrane, Jr., Philip D. Green, Michael M.E. Johns, M.D., Arthur N. Leibowitz, M.D., Frank A. Martin, David Nash, M.D. and R. Dixon Thayer, each of whom is currently serving on the board. John R. Palumbo and William S. Wheeler, whose terms expire at the 2004 annual meeting, have agreed not to stand for reelection because of their ongoing relations with I-trax.

         The proxy holders intend to vote all proxies received by them in the accompanying form for these nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the 2004 annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy, or, in the alternative, the board may reduce the number of directors. As of the date of this proxy statement, I-trax is not aware of any nominee who is unable or unwilling to serve as a director.

         The following table lists the name and age, as of April 16, 2004, of each nominee to the board of directors.




Name                                   Age            Position
----------------------------    ------------------    ----------------------------------------------------

Frank A. Martin                        53             Chairman, Chief Executive Officer and Director
David R. Bock                          60             Director
Haywood D. Cochrane, Jr.               55             Vice Chairman and Director
Philip D. Green                        53             Director
Michael M.E. Johns, M.D.               62             Director
Arthur N. Leibowitz, M.D.              57             Director
David Nash, M.D.                       48             Director
R. Dixon Thayer                        52             Director




         Frank A. Martin has been a director, Chairman and Chief Executive Officer of I-trax since September 2000. Mr. Martin has been a director of I-trax Health Management Solutions, Inc. ("Health Management"), a predecessor of I-trax and currently its operating subsidiary, since 1996. Mr. Martin founded, and has been a managing director of, The Nantucket Group, LLC ("Nantucket"), a healthcare venture capital firm specializing in investing in early stage healthcare service and technology companies since December 1998. Mr. Martin served as the Chief Executive Officer and director of EduNeering, Inc., an electronic knowledge management company, from April 1999 to April 2000. In November 1992, Mr. Martin founded Physician Dispensing Systems, Inc. ("PDS"), a healthcare information technology company that developed pharmaceutical software for physicians' offices. Mr.

Martin sold PDS to Allscripts Healthcare Solutions, Inc. ("Allscripts"), a provider of point-of-care solutions to physicians, in December 1996 and then joined its board of directors on which he served until 1998.

         David R. Bock has been a director of I-trax since February 2001. Mr. Bock was a director of Health Management from February 2000 to February 2001. Mr. Bock has been a managing partner of Federal City Capital Advisors, LLC, an investment banking firm located in Washington, D.C., since August 1997 and is also a managing director of Nantucket. Mr. Bock served as Executive Vice President and Chief Financial Officer of Pedestal, Inc., an Internet-based company providing information on the secondary mortgage marketplace, from January 2000 to April 2002. From 1992 to 1995, Mr. Bock was a managing director in the London corporate finance group of Lehman Brothers where he was responsible for developing Lehman Brothers' investment banking business in emerging markets, including India, Russia, Turkey and Central Europe. Mr. Bock also served in a variety of positions at the World Bank, including as Chief of Staff for the Bank's worldwide lending operations.

         Haywood D. Cochrane, Jr., has been a director and Vice Chairman of I-trax since March 2004. Mr. Cochrane joined I-trax as a director and Vice Chairman when I-trax acquired Meridian Occupational Healthcare Associates, Inc., which does business as CHD Meridian Healthcare ("CHD Meridian Healthcare"), on March 19, 2004. Mr. Cochrane was the Chief Executive Officer and a director of CHD Meridian Healthcare from February 1997 until the I-trax acquisition. From June 1989 until joining CHD Meridian Healthcare, Mr. Cochrane served in various executive capacities at Laboratory Corporation of America, National Health Laboratories Inc. and Allied Clinical Laboratories, Inc. Mr. Cochrane is a director of Tripath Imaging, Inc.

         Philip D. Green has been a director of I-trax since February 2001. Mr. Green was a director of Health Management from March 2000 to February 2001. Since July 2000, Mr. Green has been a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a leading international law firm. From its formation in 1989 until it merged with Akin Gump in July 2000, Mr. Green was the founding principal of the Washington, D.C. law firm of Green, Stewart, Farber & Anderson, P.C. Mr. Green practices healthcare law and assists entities in corporate planning and transactions. Mr. Green also represents a significant number of major teaching hospitals and integrated healthcare delivery systems and a number of public and private for-profit healthcare companies. Mr. Green is a director of Allscripts.

         Michael M.E. Johns, M.D., has been a director of I-trax since February 2001. Dr. Johns was a director of Health Management from October 2000 to February 2001. Since 1996, Dr. Johns has served as an Executive Vice President for Health Affairs of Emory University, overseeing Emory University's widespread academic and clinical programs in health sciences. In this position, Dr. Johns leads strategic planning initiatives for both patient care and research. In addition, since 1996, Dr. Johns has served as the Chairman of the Board of Emory Healthcare, a comprehensive healthcare system in metropolitan Atlanta. Dr. Johns also is Chairman of the Board of EHCA, LLC, a company overseen jointly by Emory Healthcare and HCA Corporation. Through EHCA, Emory is responsible for clinical performance improvement and quality assurance in six local hospitals and five surgery centers owned by HCA Corporation. From 1990 to 1996, Dr. Johns served as the Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Dr. Johns is also a director of Genuine Parts Company.

         Arthur (Abbie) N. Leibowitz, M.D., FAAP, has been a director of I-trax since March 2002. Since 2001, Dr. Leibowitz has been the Executive Vice President for Business Development and Chief Medical Officer of Health Advocate, Inc., a health services company, which he helped form. Health Advocate helps consumers navigate the healthcare system. In 2000, Dr. Leibowitz served as Executive Vice President for Digital Health Strategy and Business Development and director of Medscape, Inc., a clinical information company. Dr. Leibowitz's experience includes his tenure at Aetna U.S. Healthcare from 1987 to 2000 where he served in several positions, including as Aetna's Chief Medical Officer for over four years. Dr. Leibowitz is a nationally recognized leader in the healthcare industry and an authority on managed care, clinical management and medical information systems.

         David Nash, M.D., M.B.A., FACP, has been a director of I-trax since February 2003. Since 2000, Dr. Nash has been The Dr. Raymond C. and Doris N. Grandon Professor of Health Policy and Medicine at Thomas Jefferson University Hospital. In 1995 he was named Associate Dean for Health Policy and Professor of Medicine, Division of Internal Medicine at Jefferson Medical College. In 1990, Dr. Nash was named Director of Health Policy and Clinical Outcomes at Thomas Jefferson University Hospital. Dr. Nash has also served as a member of the Disease Management Association of America, The Washington Business Group on Health, and the National Committee for Quality Assurance (NCQA) Disease Management Advisory Council. As of 2000, Dr. Nash has served as Editor-In-Chief of Disease Management and is on the editorial board of eight other peer-reviewed journals.

         R. Dixon Thayer has been a director of I-trax since April 2003. Mr. Thayer is the founder and senior partner of ab3 Resources, Inc., a strategic consulting and private equity investment company. He also currently serves as President, Chief Executive Officer and director of GreenLeaf Auto Recyclers, LLC, a company ab3 Resources, Inc. recently acquired from Ford Motor Company. From 1999 to 2002, Mr. Thayer served as Officer of Global New Business Operations for Ford Motor Company. In this capacity, Mr. Thayer led corporate initiatives to develop, acquire and grow "next generation" aftermarket service businesses to help transform Ford into a global relationship-based consumer products and services company. From 1998 to 1999, Mr. Thayer served as President and Chief Executive Officer of Provant Consulting Companies, where he helped lead the merger and integration of several independent consultancies and training companies into the largest publicly traded company of its type. From 1996 to 1998, Mr. Thayer served as President of Sunbeam International Division and was an original member of the turnaround team that successfully restructured the company. From 1995 to 1996, Mr. Thayer was the Senior Vice President of Research, Development, Engineering & Global Growth for Kimberly Clark Corporation and was a key architect of the merger between Scott Paper and Kimberly Clark. From 1992 to 1995, Mr. Thayer was Vice President AFH Europe, Scott Paper Company where he also served as Chief Operating Officer of the European division.

         There are no family relationships among directors, executive officers and persons nominated to become directors.

Board of Directors Meetings

         The board of directors of I-trax held 11 meetings during 2003. Each director while serving in 2003, other than Philip D. Green, Michael M.E. Johns and David Nash, attended more than 75% of the meetings of the board and its committees of which he or she is a member.

Board of Directors' Committees

         The board of directors has a compensation committee and an audit committee. Currently, the board does not have a nominating committee. All members of the board, however, participate in the consideration of director nominees.

         Compensation Committee

         The compensation committee is primarily responsible for determining the compensation payable to the officers and key employees of I-trax and recommending to the board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by I-trax. No member of the committee, however, may participate in decisions pertaining to his or her compensation or benefits in his or her capacity as a director of I-trax. The committee also is primarily responsible for administering I-trax's stock option plans, recommending stock options to the board at large with regard to I-trax's key employees and non-employee directors and determining the terms and conditions on which the options are granted. The committee currently has two members, Messrs. Bock and Thayer. The committee held 4 separate meetings in 2003. In addition, members of the committee participated in other board meetings concerning compensation issues and had recommended a course of action with respect to compensation matters to the board at those meetings. All of the members of the compensation committee are independent, as defined in Section 121(A), as in effect on April 19, 2004, of the American Stock Exchange listing standards.

         Audit Committee

         The audit committee is primarily responsible for appointing and pre-approving the services performed by I-trax's independent auditors as well as reviewing and evaluating I-trax's accounting principles and reporting practices. The audit committee is also responsible for monitoring I-trax's system of internal accounting controls and has the responsibility and authority described in its charter, which is attached as Exhibit A to this proxy statement. Currently, the audit committee consists of Mr. Thayer, as Chairman, and Mr. Bock. Further, the board has determined that each of Messrs. Bock and
Thayer meets the SEC criteria of financial expert and is financially sophisticated for the purposes of American Stock Exchange listing standards. The committee held 6 separate meetings in 2003. All of the members of the audit committee are independent, as defined in Section 121(A), as in effect on April 19, 2004, of the American Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

         Director Nominations

         Currently, the board does not have a nominating committee and all members of the board consider director nominees. Because of the significance of I-trax's acquisition of CHD Meridian Healthcare and the resulting changes in management, the board determined that establishing a nominating committee was not appropriate until the acquisition was completed. The board intends to establish a nominating committee in the second or third quarter of 2004. Currently, the board conducts functions of a nominating committee, which include identifying and recommending nominees for election to the board. The board considers candidates for board membership suggested by its members and management. The board has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the board considers a number of factors, including but not limited to:

     o whether a candidate has business and industry experience that is relevant to I-trax, including recent experience at the senior management level of a company at least as large or larger than I-trax;

     o    the  candidate's   ability  to  work   constructively   with  I-trax's
          management and other directors;

     o    the candidate's ability to represent interests of the stockholders;

     o    the  candidate's   independence   from  management  and  freedom  from
          potential conflicts of interest with I-trax;

     o the candidate's reputation, integrity, judgment, skill, leadership ability, interpersonal skills, honesty and moral values;

     o    the candidate's financial literacy;

     o the candidate's availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties;

     o    legal and regulatory concerns; and

     o whether the candidate contributes to the range of talent, skills and expertise appropriate for enhancing the board's diversity, overall composition and effectiveness.

         Members of the board may also request additional information about, or an interview with, the potential nominee.

         The board will also consider recommendations of nominees for director received from stockholders at least 120 days prior to the anniversary date of I-trax's annual meeting of stockholders for the previous year. In evaluating nominations received from stockholders, the board will apply the criteria and follow the process described above. Stockholders wishing to recommend a nominee for director should submit such nomination in writing, along with any other supporting materials the stockholder deems appropriate, to I-trax's Secretary.

Compensation of Directors

         During 2003, directors did not receive any cash payments. In May 2003, Messrs. Thayer and Bock each received options to acquire 40,000 shares of common stock in consideration for their service on the board and its audit and compensation committees. Dr. Johns received options to acquire 20,000 shares of common stock in consideration for his service on the board. All of these options are exercisable at $1.51 and vest over two years. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Stockholder Access to Directors

         Stockholders who wish to communicate with directors should do so by writing to the Secretary, I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, PA 19103. Under that process, the Secretary of I-trax reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by I-trax that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of I-trax's audit committee.

Director Attendance at Annual Stockholders Meeting

         I-trax encourages all of its directors to attend I-trax's annual meeting of stockholders. All of the individuals then serving as directors attended I-trax's 2003 annual meeting of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.


                           CODE OF CONDUCT DISCLOSURE

         I-trax has a Code of Conduct that is applicable to all employees of I-trax, including I-trax's principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed to deter wrongdoing and promote ethical conduct, full and accurate reporting in I-trax's SEC filings, compliance with applicable law, as well as other matters. A copy of the Code of Conduct is available on I-trax's website at www.i-trax.com.


                     PRINCIPAL ACCOUNTING FEES AND SERVICES

         I-trax engaged Goldstein Golub Kessler LLP on February 19, 2003, pursuant to the authorization of the audit committee of the board, to audit I-trax's financial statements for the years ended December 31, 2002 and 2003. I-trax also engaged Goldstein Golub Kessler LLP, pursuant to the authorization of the audit committee of the board, to audit I-trax's financial statements for the year ending December 31, 2004. PricewaterhouseCoopers LLP audited I-trax's financial statements for the years ending December 31, 2000 and 2001.

         I-trax filed with the Securities and Exchange Commission on February 12, 2003 a Current Report on Form 8-K to report the dismissal of PricewaterhouseCoopers LLP effective February 6, 2003 and on February 19, 2003 a Current Report on Form 8-K to report the engagement of Goldstein Golub Kessler LLP effective February 18, 2003. The board of directors and the audit committee dismissed PricewaterhouseCoopers LLP and engaged Goldstein Golub Kessler LLP after reviewing PricewaterhouseCoopers LLP's proposed fees to audit I-trax's 2002 financial statements and comparing those fees with those quoted by comparable audit firms.

         During the two years ending December 31, 2002 and through February 12, 2003 there were no disagreements between I-trax and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to such disagreements in its reports. PricewaterhouseCoopers LLP furnished to I-trax a letter addressed to the Securities and Exchange Commission agreeing with this statement. This letter, dated February 12, 2003, was filed as an exhibit to Form 8-K announcing the dismissal of PricewaterhouseCoopers LLP.

         In addition, neither I-trax nor anyone on its behalf consulted Goldstein Golub Kessler LLP regarding the application of accounting principals to a specific completed or contemplated transaction or regarding the type of audit opinion that Goldstein Golub Kessler LLP would render on I-trax's financial statements prior to Goldstein Golub Kessler LLP's engagement.

         A summary of the audit and non-audit fees paid to Goldstein Golub Kessler LLP and PricewaterhouseCoopers LLP in 2002 and 2003 is as follows:

                                     Fiscal 2003           Fiscal 2002
                                     -----------           -----------

   Audit Fees                            $128,000               $94,000
   Audit-Related Fees                          --                    --
   Tax Fees                                 4,500                    --
   All Other Fees                              --                    --
                                     ------------           -----------
   Total Fees                            $132,500               $94,000
   -------------------------

         The audit committee's policy provides for the pre-approval of audit and non-audit services performed by I-trax's independent auditor. Under the policy, the audit committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-related, tax services and all other services).

         Representatives of Goldstein Golub Kessler LLP are expected to be present at the 2004 annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Goldstein Golub Kessler LLP has a continuing relationship with American Express Tax and Business Services Inc. from which it leases auditing staff who are full time, permanent employees of American Express Tax and Business Services and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.



                      EQUITY COMPENSATION PLAN INFORMATION

         The   following   table   represents   information   about  all  equity
compensation  plans under which equity  securities of I-trax are  authorized for issuance as of December  31,  2003.  All share and  exercise  price  information presented  below reflects a 1-for-5  reverse stock split effected as of close of the business on January 3, 2003.

                                                                                              Number of shares of
                                                                                             common stock available
                                        Number of shares of                                    for issuance under
                                        common stock issuable        Weighted average          equity compensation
                                         upon the exercise of        exercise price of       plans (excluding shares
                                         outstanding options,      outstanding options,          of common stock
     Plan Category                      warrants and rights (a)    warrants and rights (b)   reflected in column (a))
-------------------------------------- ------------------------- -------------------------- --------------------------
Equity compensation plans approved            1,448,914                   $   3.36                    551,086
by security holders (1)
Equity compensation plans not
approved by security holders (2)              4,020,372                   $   2.58                          0
                                              ---------                   --------                    -------

Totals:                                       5,469,286                   $   2.79                    551,086
                                              =========                   ========                    =======
--------------------------------------



(1) Represents shares issuable upon exercise of options under our 2000 and 2001 Equity Compensation Plans. The number of shares authorized for issuance under 2001 Equity Compensation Plan increases automatically on the first day of each year beginning with the year 2002 by 200,000 shares.
     Accordingly, as of January 1, 2004, 1,600,000 shares were authorized for issuance under the 2001 Plan. Generally, options granted under the 2000 and 2001 Plans vest over a period of three years with respect to grants made to employees and consultants and over a period of two years with respect to options grated to directors. Exercise prices are established with reference to our common stock's market price.

(2) Includes options to acquire an aggregate of 669,000 shares granted outside of our 2000 and 2001 Equity Compensation Plans and warrants to acquire an additional 3,351,372 shares. Options granted outside of our 2000 and 2001 Equity Compensation Plans have terms similar to options granted pursuant to such plans including, exercise prices established with reference to our common stock's market price, vesting terms and exercise terms. Warrants are granted as necessary to secure financings and have terms of five or seven years. All outstanding options vested over three years.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of April 16, 2004, the number of shares and percentage of common stock beneficially owned by:

     o our Chief Executive Officer and four other most highly compensated executive officers based on compensation earned during 2003;

     o two highly compensated executive officers that joined I-trax following the CHD Meridian Healthcare merger closed on March 19, 2004;

     o    each director;

     o    all directors and executive officers as a group; and

     o each person who is known by I-trax to own beneficially five percent or more of I-trax's outstanding common stock.

         Beneficial ownership was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, a person is deemed to beneficially own certain shares if the person has the right to acquire the shares, such as upon exercise of options or warrants, within 60 days of April 16, 2004, the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by such person (and only such person) by reason of any acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

         To I-trax's knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.



                                                                    Convertible
                                                                    Securities
                                                 Common Stock       Exercisable
                                                 Beneficially       Within 60
Executive Officers and Directors*                   Owned            Days***           Total      Percent of Class
---------------------------------------------- ----------------- ----------------- -------------- -----------------

Frank A. Martin (1)                                   1,323,134           585,235      1,908,369        6.6
Gary Reiss (2)                                          354,472           606,404        960,876        3.3
David R. Bock (1)                                       570,165            20,000        590,165        2.1
Charles D. (Chip) Phillips (3)                          376,389            16,837        393,226        1.4
John R. Palumbo                                          37,080           238,831        275,911        1.0
Haywood D. Cochrane, Jr. (4)                            154,109             6,893        161,002         **
Yuri Rozenfeld (5)                                       22,156           102,861        125,017         **
Anthony Tomaro                                            6,136           117,025        123,161         **
Philip D. Green (6)                                       1,200            89,280         90,480         **
William S. Wheeler                                       10,000            43,333         53,333         **
Michael M.E. Johns, M.D.                                     --            30,000         30,000         **
Arthur N. Leibowitz, M.D.                                    --            20,000         20,000         **
R. Dixon Thayer                                              --            20,000         20,000         **
David Nash, M.D.                                             --            12,500         12,500         **
Shannon W. Farrington                                        --                --             --         **
All current executive officers and directors
as a group (14 persons) (7)                           2,030,204         1,302,795      3,332,999        11.2


                                       9




                                                                   Convertible
                                                                    Securities
                                                 Common Stock      Exercisable
                                                 Beneficially       Within 60
5% Stockholders                                     Owned            Days****          Total      Percent of Class
---------------------------------------------- ----------------- ----------------- -------------- -----------------

Warburg, Pincus Ventures, L.P. (8)                    4,148,461           623,595      4,772,056        16.5
Centre Reinsurance Limited (9)                        2,329,174           336,119      2,665,293         9.3
CHD Investors, LLC (10)                               1,544,646           232,190      1,776,836         6.2
Michael J. Hardies, M.D. (11)                         1,472,369           221,326      1,693,695         5.9
Susan M. Mathews, Ph.D. (12)                          1,243,207           213,591      1,456,798         5.1
----------------------------------------------




     * Executive officers and directors of I-trax can be reached at I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

     **   Less than 1% of the outstanding shares of common stock.

     *** Includes shares of common stock issuable upon exercise of options and warrants and, with respect Messrs. Phillips and Cochrane, shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.

     **** Includes  shares of common stock issuable upon  conversion of Series A
          Convertible Preferred Stock.

     (1) Messrs. Martin and Bock are members and managing directors of The Nantucket Group, LLC, or Nantucket. Nantucket is the general partner of Nantucket Healthcare Ventures I, L.P. or Nantucket Ventures, an owner of 470,165 shares. Nantucket has sole voting and sole dispositive power with respect to these shares. Therefore, Messrs. Martin and Bock may be deemed to have beneficial ownership of the shares held by Nantucket Ventures. Messrs. Martin and Bock disclaim beneficial ownership of the shares held by Nantucket Ventures, except to the extent of their respective pecuniary interest in Nantucket Ventures. Mr. Bock owns directly 100,000 shares. Mr. Martin owns directly and with his wife 852,969 shares. The address for Nantucket Ventures is c/o The Nantucket Group, LLC, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

     (2)  Includes 3,800 shares held in the name of Mr. Reiss' wife.

     (3)  Includes 95,688 shares held in escrow for the benefit of Mr. Phillips.

     (4)  Includes 39,179 shares held in escrow for the benefit of Mr. Cochrane.

     (5) Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership, an owner of 6,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr. Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan.

     (6) Mr. Green is an affiliate of Health Industry Investments, LLC and Akin Gump Health Strategies, LLC, holders of options to purchase 40,000 and 6,400 shares, respectively.

     (7) Excludes Gary Reiss, who resigned from his position of Executive Vice President on April 12, 2004.

     (8) Includes 1,161,239 shares held in escrow for the benefit of Warburg, Pincus Ventures, L.P. The address for Warburg, Pincus Ventures is 466 Lexington Avenue, New York, New York 10017.

     (9) Includes 648,576 shares held in escrow for the benefit of Centre Reinsurance Limited. The address for Centre Reinsurance Limited is Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda.

     (10) Includes 432,378 shares held in escrow for the benefit of CHD Investors, LLC. The address for CHD Investors is c/o Insurance Partners, L.P., 65 East 55th Street, New Your, New York 10022.

     (11) Includes 412,146 shares held in escrow for the benefit of Dr. Hardies. Dr. Hardies is a Senior Vice President and the Chief Medial Officer - Emeritus of I-trax and his address is c/o I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

     (12) Includes 412,146 shares held in escrow for the benefit of Dr. Mathews. The address for Dr. Mathews is 2398 Rosendale Road, Niskayuna, NY 12309.



                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         I-trax's executive officers and their ages as of April 16, 2004 are as follows:

                Name                             Age                                  Position
--------------------------------------     -----------------    ------------------------------------------------------

Frank A. Martin                                   53            Chairman, Chief Executive Officer and Director
John R. Palumbo                                   53            President
Charles D. (Chip) Phillips                        49            Executive Vice President and Chief Operating Officer
Shannon W. Farrington                             38            Senior Vice President and Chief Financial Officer
Yuri Rozenfeld                                    35            Vice President, General Counsel and Secretary



         Please see information under Election of Directors proposal above for biographical information of Mr. Martin.

         John R. Palumbo has been a director of I-trax and its predecessor, Health Management, since March 2000 and President since February 2003. From July 2001 to October 2002, Mr. Palumbo was a Vice President of Siemens Medical Solutions Health Services, a provider of solutions and services for integrated healthcare. From 1996 until it was acquired by Siemens, Mr. Palumbo served as Area Vice President of Shared Medical Systems Corporation, a worldwide leader of health information solutions. At Shared Medical Systems, Mr. Palumbo oversaw the start-up of the national health services division, which marketed to and serviced the for-profit and not-for-profit national health systems. From 1995 to 1996, Mr. Palumbo served as an Executive Vice President and Chief Operating Officer of Allscripts.

         Charles D. (Chip) Phillips has been an Executive Vice President and the Chief Operating Officer of I-trax since March 2004. Mr. Phillips joined I-trax when I-trax acquired CHD Meridian Healthcare. Mr. Phillips was President and Chief Operating Officer of CHD Meridian Healthcare from 1999 until its merger with I-trax. From 1995 to March 1999, Mr. Phillips was Executive Vice President and Chief Operating Officer of Health Partners, Inc., Hartford, Connecticut, a rapidly growing $300 million, multi-state managed care business with 700 associates and 200,000 capitated lives. From 1991 to 1995, Mr. Phillips was Senior Vice President and General Manager of Community Mutual Insurance Co., and from 1989 to 1990 Executive Vice President, Chief Financial Officer and Chief Operating Officer of Credit Life Companies Inc. A certified public accountant, Mr. Phillips also worked as a veteran senior manager for Ernst & Young, where he specialized in strategic and financial planning and general financial management.

         Shannon W. Farrington has been Senior Vice President and the Chief Financial Officer of I-trax since March 2004. Ms. Farrington joined I-trax when I-trax acquired CHD Meridian Healthcare. Ms. Farrington served as Senior Vice President and the Chief Financial Officer of CHD Meridian Healthcare from December 1999 until its merger with I-trax. From March 1995 to December 1995, Ms. Farrington was the Director of Finance at Coventry Corporation, where she developed medical cost containment directives and managed corporate financial functions. Prior to this, from August 1990 to March 1995, Ms. Farrington held the positions of Regional Chief Financial Officer for National Health Laboratories and Assistant Vice President, Corporate Controller for Allied Clinical

Laboratories. Both companies are now part of Laboratory Corporation of America. A certified public accountant, Ms. Farrington also worked with Ernst & Young.

         Yuri Rozenfeld has been the General Counsel of I-trax since July 2000, Secretary of I-trax since March 2002 and Vice President since February 2003. From July 2000 to March 2002, Mr. Rozenfeld served as the General Counsel and Assistant Secretary of I-trax and of Health Management. From April 1997 to July 2000, Mr. Rozenfeld was an associate in the Business and Finance Group at Ballard Spahr Andrews & Ingersoll, LLP, where he represented small- and mid-cap public companies and venture capital funds in a broad range of corporate matters, including stock and asset acquisitions, mergers, venture capital investments, venture fund formations, partnership and limited liability company matters and securities law matters. From 1995 to April 1997, Mr. Rozenfeld was an associate specializing in product liability litigation with Riker, Danzig, Scherer, Hyland & Perretti LLP.

Executive Compensation

         The following Summary Compensation Table sets forth the compensation earned by the following individuals: I-trax's Chief Executive Officer, President and three other most highly compensated executive officers who were serving as such as of December 31, 2003.




                                                Summary Compensation Table

                                                    Annual Compensation                             Long-Term
                                                                                                  Compensation
Name and Position                      Year          Salary (1)                    Other        Number of Options
---------------------------------- ------------- --------------- ------ ----------------- --- ----------------------

Frank A. Martin                        2003            $171,000                    $6,000 (4)            100,000
  Chairman and Chief Executive         2002             173,543  (2)                6,000 (4)              1,750
  Officer                              2001             175,000  (3)                6,000 (4)             70,000

John R. Palumbo                        2003            $195,396                    $6,000 (4)            300,000
  President                            2002              40,000  (2)                1,000 (4)            162,000
                                       2001                  --                        --                 20,000 (5)

Gary Reiss (6)                         2003            $171,000                    $6,000 (4)                 --
  Former Executive Vice                2002             173,543  (2)                6,000 (4)              1,750
  President                            2001             175,000  (3)                6,000 (4)            140,000

Anthony Tomaro                         2003            $145,863                        --                 50,000
  Vice President-Finance               2002             150,000  (2)                                      11,500
                                       2001             150,000  (3)                   --                 40,000

Yuri Rozenfeld                         2003            $136,599                        --                 50,000
  Vice President, General              2002             128,917  (2)                   --                 11,300
  Counsel and Secretary                2001             124,375  (3)                   --                 40,000

----------------------------------



     (1)  Salary includes amounts deferred under I-trax's 401(k) Plan.

     (2) Salary includes the following amounts deferred by the named executive officers at the request of I-trax to conserve cash: Mr. Martin, $20,418; Mr. Palumbo, $23,333; Mr. Reiss, $20,418; Mr. Tomaro,
          $11,250; and Mr. Rozenfeld, $9,750. Amounts have been converted into common stock at a conversion price of $1.75 per share effective June 30, 2003 or repaid.

     (3) Salary includes amounts deferred under I-trax's salary deferment program in effect from November 2000 to December 31, 2001. Pursuant to the program, Mr. Martin deferred $135,357 in 2001; Mr. Reiss deferred $135,357 in 2001; Mr. Tomaro deferred $70,665 in 2001; and Mr.
          Rozenfeld deferred $65,132 in 2001. Further, effective as of December 31, 2001, these executive officers surrendered the deferred salary in exchange for warrants to acquire I-trax common stock. Each of these officers received warrants to acquire one share of common stock exercisable at $.75 per share for each $1.75 of deferred salary. Accordingly, if an officer exercises these warrants in the future, the effective per share price for each share of common stock that such officer would receive upon exercise would be $2.50. The price of $2.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock from I-trax in 2001 private placements. Accordingly, Messrs. Martin and Reiss each received warrants to purchase 94,013 shares, Mr. Tomaro received warrants to purchase 40,380 shares and Mr. Rozenfeld received warrants to purchase 42,337 shares. Effective as of December 31, 2001 and pursuant to the salary deferment program described above, the named executive officers were granted warrants to purchase 52,269 shares of common stock at an exercise price of $2.50 per share and warrants to purchase 14,062 shares of common stock at an exercise price of $5.00 per share. The warrants exercisable at $2.50 were allocated as follows: Mr. Martin, 19,687; Mr. Reiss, 19,687; Mr. Tomaro, 6,250; and Mr. Rozenfeld, 6,645. The warrants exercisable at $5.00 were allocated as follows: Mr. Martin, 4,375; Mr. Reiss, 4,375; Mr. Tomaro, 2,604; and Mr. Rozenfeld, 2,708. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placements completed by I-trax in 2001. As a condition to deferring pay in the salary deferment program, I-trax promised the participating employees that they would be treated in the same manner as third-party investors in I-trax.

     (4)  Automobile and parking allowance.

     (5) These options were granted to Mr. Palumbo in connection with his service on the board of directors of I-trax before he joined I-trax as an executive officer.

     (6) Mr. Reiss resigned from his position of Executive Vice President on April 12, 2004.

         The following table contains information concerning the stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2003. No stock appreciation rights were granted in 2003.





                        Option Grants in 2003 Fiscal Year

                                                       Percent of Total
                              Number of Securities    Options Granted to     Exercise Price
                               Underlying Options        Employees in      (Dollars per Share)
Name                               Granted (1)          Fiscal Year (2)                           Expiration Date
---------------------------- ------------------------ -------------------- -------------------- -----------------

Frank A. Martin                     100,000                 10.8                $1.51              5/8/2013

John R. Palumbo                     300,000                 32.3                 1.51              5/8/2013

Anthony Tomaro                       50,000                  5.4                 1.51              5/8/2013

Yuri Rozenfeld                       50,000                  5.4                 1.51              5/8/2013

----------------------------

     (1)  Options vest over three years.

     (2) Based on options to acquire an aggregate of 928,000 shares granted in the fiscal year.




         The following table contains information about each of the identified executive officers' option exercises in fiscal year 2003 and option holdings as of December 31, 2003. No stock appreciation rights were outstanding at the end of 2003.

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                 Number of Securities        Value of Unexercised
                                                                Underlying Unexercised      In-the-Money Options at
                                Shares                            Options at Year End              Year End
                             Acquired on                             Exercisable /               Exercisable /
Name                           Exercise      Value Realized          Unexercisable             Unexercisable (1)
--------------------------- --------------- ----------------- ---------------------------- --------------------------

Frank A. Martin                    --                --             70,583 / 101,167        $122,669 / $299,738

John R. Palumbo                    --                --            117,999 / 384,001      $170,352 / $1,039,828

Gary Reiss                         --                --              210,583 / 1,167          $244,469 / $1,738

Anthony Tomaro                     --                --              46,332 / 51,000         $70,345 / $150,490

Yuri Rozenfeld                     --                --              46,266 / 50,867         $70,246 / $150,291
---------------------------



     (1) Based on $4.49, the closing price of the common stock on December 31, 2003, less the exercise price payable upon exercise of unexercised in-the-money options.

Employment Contracts

         I-trax and its affiliated entities are parties to the following employment agreement with executive officers:

         Frank A. Martin

         Health Management entered into an employment agreement with Mr. Martin on December 29, 2000. The agreement was for an initial term of three years. The employment agreement extends automatically for successive periods of one year, unless Mr. Martin elects not to renew the agreement. The agreement provides for an annual base salary during the initial term of $175,000.

         Health Management may terminate Mr. Martin's employment with or without cause at any time. In addition, Mr. Martin may terminate his employment upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue Mr. Martin in his executive position, material diminution of Mr. Martin's responsibilities, duties or authority, assignment to Mr. Martin of duties inconsistent with his position or requiring Mr. Martin to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.

         In the event the employment agreement is terminated without cause or for good reason, Health Management will pay Mr. Martin severance equal to one year's salary, payable over one year. In addition, in the event the employment agreement is terminated without cause or for good reason, Mr. Martin will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments. Finally, all options granted to Mr. Martin will accelerate and vest immediately.

         With the exception of the circumstances described in the immediately preceding paragraph, Mr. Martin agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. Mr. Martin also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Finally, Mr. Martin agreed that any invention he develops during his employment relating to the business of Health Management will belong to Health Management.

         John R. Palumbo

         On October 15, 2002, Health Management entered into an employment agreement with Mr. Palumbo. The agreement is for an initial term of three years ending on October 25, 2005. Thereafter, the agreement extends automatically for successive periods of one year, unless Mr. Palumbo elects not to renew the agreement. The agreement provides for an annual base salary during the initial term of $200,000.

         Health Management may terminate Mr. Palumbo's employment with or without cause at any time. In addition, Mr. Palumbo may terminate his employment upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue Mr. Palumbo in his executive position, material diminution of his responsibilities, duties or authority, assignment to him of duties inconsistent with his position or requiring him to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.

         If the  employment  agreement is  terminated  without cause or for good reason, Health Management will pay Mr. Palumbo severance equal to one year's salary, payable over one year. In addition, in the event the employment agreement is terminated without cause or for good reason, Mr. Palumbo will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments. All options granted to Mr. Palumbo will accelerate and vest immediately in any circumstances described in this paragraph.

         With the exception of the circumstances described in the immediately preceding paragraph, Mr. Palumbo agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. He also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any additional term, even if the actual employment is terminated prior to such expiration. Finally, Mr. Palumbo also agreed that any invention he develops during his employment relating to the business of Health Management will belong to Health Management.

         Haywood D. Cochrane, Jr. and Shannon W. Farrington

         CHD Meridian Healthcare is a party to an employment agreement, each dated January 1, 2000, with each of Mr. Cochrane and Ms. Farrington. Each agreement was for an initial term of two years. Each employment agreement extends automatically for successive periods of one year. Mr. Cochrane and Ms. Farrington's current annual salary under his and her employment agreement is $150,000 and $170,000, respectively.

         CHD Meridian Healthcare may terminate Mr. Cochrane and Ms. Farrington's employment with or without cause at any time. In addition, Mr. Cochrane and Ms. Farrington may terminate his or her employment for good reason. Good reason includes material diminution of the executive officer's salary, title or responsibilities or requiring the executive officer to relocate to a place of work more than 30 miles from executive's current place of work.

         In the event either employment agreement is terminated without cause or for good reason, CHD Meridian Healthcare will pay the applicable executive officer severance equal to one year's salary, payable over one year.

         In the event of termination for any reason, the executive officer will remain subject to the non-competition restrictions described below for 6 months.

         Each executive officer agreed not to compete against CHD Meridian Healthcare for a period of 6 months after expiration or termination of the term for any reason. Each executive officer also agreed not to use or disclose any confidential information of CHD Meridian Healthcare.

Change of Control Arrangements

         The compensation committee, as administrator of I-trax's 2000 Equity Compensation Plan and 2001 Equity Compensation Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options in connection with certain changes in the control of I-trax.

        SECTION 16(a) OF THE EXCHANGE ACT BENEFICIAL OWNERSHIP COMPLIANCE

         I-trax's board members, executive officers and persons who hold more than 10% of I-trax's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their common stock ownership and their transactions in common stock. Based upon the copies of
Section 16(a) reports that I-trax received from such persons for their 2003 fiscal year transactions in I-trax common stock and their common stock holdings and the written representations received from one or more of these persons that no annual Form 5 reports were required to be filed by them for the 2003 fiscal year, I-trax believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by I-trax's executive officers, board members and greater than 10% stockholders, except Messrs. Palumbo and Reiss each filed a Form 4 delinquent by 3 days reporting a conversion of loans and accrued salary into common stock.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         I-trax is a party to a consulting agreement with Akin Gump Health Strategies, LLC, an affiliate of Philip Green, a director. Under the consulting agreement, Health Strategies agreed to introduce Health Management to potential customers for I-trax's services and Health Management agreed to compensate Health Strategies upon closing of transactions with such potential customers. I-trax has not made any payment under this consulting agreement. Health Strategies is a holder of options to acquire 6,400 shares of I-trax common stock at $3.125 per share. Health Industry Investments, LLC, likewise an affiliate of Mr. Green, is a holder of options to acquire 40,000 shares of I-trax common stock at $2.75 per share.

         Akin, Gump, Strauss, Hauer & Feld, L.L.P., an affiliate of Mr. Green, provides legal services to I-trax. In 2003, I-trax paid Akin Gump $961 on account of accrued expenses. During the first quarter of 2004, I-trax paid Akin Gump $25,234 for rendered legal services and related expenses and $35,000 as a "finders fee" in connection with the CHD Meridian Healthcare merger.

         I-trax is a party to a distribution arrangement with Health Advocate, Inc., a health services company. Arthur N. Leibowitz, a director, is an Executive Vice President for Business Development and Chief Medical Officer of Health Advocate. In 2003, I-trax paid Health Advocate $7,104 under the terms of the distribution arrangement. During the first quarter of 2004, I-trax paid Health Advocate $4,918 under the terms of the distribution arrangement.

         Pursuant to a consulting agreement, I-trax engaged William S. Wheeler, a director advised I-trax on accounting and financial matters from July 2002 until May 2003. I-trax paid Mr. Wheeler consultant compensation of $20,100 in 2002 and $34,200 in 2003 under the terms of this agreement. Mr. Wheeler also served as I-trax's interim Chief Financial Officer from June 2003 until December 2003. I-trax paid Mr. Wheeler $78,750 in connection with these services.

         I-trax is a party to a license and services agreement and a consulting agreement with Virtual Interactions, Inc. Virtual Interactions is an affiliate of Mr. Wheeler, a director. In 2003, I-trax paid Virtual Interactions $31,385 under the terms of these agreements. During the first quarter of 2004, I-trax paid Virtual Interactions $4,167 under the terms of these agreements.

         I-trax is a party to a consulting arrangement with Catherine Martin, a former healthcare investment banker with Alex. Brown and Sons, Inc., and H.C. Wainwright & Co., and the wife of Frank A. Martin, Chairman and Chief Executive Officer. Under the terms of the consulting arrangement, among other things, Ms. Martin provided services in connection with the CHD Meridian Healthcare acquisition and related financing. Ms. Martin earned compensation of $37,500 in 2003 and $37,500 during the first quarter of 2004 under the terms of the consulting arrangement.

         On March 2, 2001, I-trax entered into an Amended and Restated Promissory Note and Warrant Purchase Agreement with a group of investors led by Psilos Group Partners, L.P. (collectively, the "Psilos Group") pursuant to which the Psilos Group agreed, among other things, to loan I-trax up to $1,000,000. The Psilos Group included Nantucket Healthcare Ventures I, L.P., a venture fund managed by Mr. Martin. As consideration, I-trax granted the Psilos Group warrants to acquire 0.05264 shares of common stock at $.50 per share for each $1 of the face amount of the loan. The loan accrued interest at an annual rate of 8%. The Psilos Group funded $692,809 of the $1,000,000 and received warrants to purchase 364,694 shares of common stock. Of such total amounts, Nantucket funded $75,000 and received warrants to purchase 39,480 shares of common stock. Effective as of January 4, 2002, all Psilos Group investors exercised their warrants using a cashless exercise feature and received an aggregate of 340,316 shares of common stock. In June 2003, Nantucket assigned its $75,000 loan plus accrued interest of $6,669 on such loan to a third party investor relations consultant, which converted such sum into 46,668 shares of common stock at the rate of $1.75 per share in a private placement I-trax completed in June 2003. Nantucket converted the balance of accrued interest of $6,098 into 3,484 shares of common stock in the same private placement.

         In March and April 2003, Mr. Martin loaned I-trax an aggregate of $200,000 to fund I-trax's working capital deficiency. These loans accrued interest at an annual rate of 8%. Of this amount, I-trax repaid $20,000 in September 2003, $25,000 in October 2003 and $10,000 in November 2003. I-trax repaid $145,000, the balance of the loan, plus accrued interest of $6,346 on March 19, 2004, contemporaneously with the closing of the CHD Meridian Healthcare merger. In consideration for these advances and continued commitment to support I-trax, in May 2003 Mr. Martin received warrants to acquire an aggregate of 300,000 shares of common stock at $1.80 per share.

         In addition to the loan described above, at June 30, 2003, I-trax owed Mr. Martin an aggregate of $369,741, which represented 2001 loans and accrued interest on such loans. Mr. Martin converted this amount into 211,280 shares of common stock at the rate of $1.75 per share in a private placement I-trax completed in June 2003.

         In February 2003, Gary Reiss, a former Executive Vice President, loaned I-trax an aggregate of $50,000 to fund I-trax's working capital deficiency. The loan accrued interest at an annual rate of 8%. I-trax repaid the loan, plus accrued interest of $2,878, on March 19, 2004, contemporaneously with the closing of the CHD Meridian Healthcare merger. In consideration for these advances and continued commitment to support I-trax, in May 2003 Mr. Reiss received warrants to acquire an aggregate of 150,000 shares of common stock at $1.80 per share.

         In addition to the loan described above, at June 30, 2003, I-trax owed Mr. Reiss an aggregate of $423,582, which represented 2001 loans and accrued interest on such loans. Mr. Reiss converted this amount into 242,046 shares of common stock at the rate of $1.75 per share in a private placement I-trax completed in June 2003.

         In March 2003, Jean F. Martin, a relative of Mr. Martin, loaned I-trax an aggregate of $40,000 to fund I-trax's working capital deficiency. The loan accrued interest at an annual rate of 8%. Of this amount, I-trax repaid $5,000 plus accrued interest of $933 in July 2003. Ms. Martin converted the remaining $35,000 of the loan into 20,000 shares common stock at the rate of $1.75 per share in a private placement I-trax completed in June 2003.

         A relative of Mr. Reiss loaned I-trax $350,000 in September 2002. The loan accrued interest at an annual rate of 8%. I-trax repaid $125,000 of the loan in October 2002, $140,000 in February 2003, and $85,000, the balance, on March 19, 2004, contemporaneously with the closing of the CHD Meridian Healthcare merger. I-trax paid accrued interest monthly.

         In July and August 2002, John Blazek, a former director, loaned I-trax an aggregate of $234,500. Further, in February 2003, Mr. Blazek loaned I-trax an additional $149,200. These loans accrued interest at an annual rate of 8%. I-trax repaid these loans, plus accrued interest of $30,251, in October 2003. I-trax used the proceeds of $500,000 from a key person life insurance policy on the life of Carol Rehtmeyer to repay these loans. Dr. Rehtmeyer passed away in September 2003, and the proceeds from the policy were pledged as security for these loans.

         In July and August 2002, Carol Rehtmeyer, a former director and Executive Vice President, loaned I-trax $92,750. Further, in February 2003, Dr. Rehtmeyer loaned I-trax $50,800. These loans accrued interest at an annual rate of 8%. Dr. Rehtmeyer converted $75,000 of these loans into 42,857 shares common stock at the rate $1.75 per share in a private placement I-trax completed in June 2003. I-trax repaid $68,550, the balance, plus accrued interest of $9,884, in October 2003. I-trax used the proceeds of $500,000 from a key person life insurance policy on the life of Dr. Rehtmeyer to repay these loans. The proceeds from the policy were pledged as security for these loans.

         In July 2002, Jane Ludwig, a former Vice President, loaned I-trax $22,750. This loans accrued interest at an annual rate of 8%. I-trax repaid this loan, plus accrued interest of $2,128, in December 2003 and January 2004. I-trax used the proceeds of $500,000 from a key person life insurance policy on the life of Dr. Rehtmeyer to repay a portion of this loan. The proceeds from the policy were pledged as security for this loan.

         In February and May 2003, Mr. Blazek, acting in his capacity as limited agent of certain I-trax stockholders that acquired I-trax common stock as a result of I-trax's acquisition of WellComm Group, Inc., loaned I-trax $250,000, which represented proceeds from the sale of 200,000 shares of I-trax common stock previously held in escrow under the terms of the acquisition. Mr. Blazek and Dr. Rehtmeyer's pro rata interest in the loan were $165,493 and $56,338, respectively. The loan accrued interest at an annual rate of 4%. In June 2003, Mr. Blazek and Dr. Rehtmeyer assigned $132,370 and $45,070, respectively, of their pro rata interest in the loan, together with accrued interest of $552 and $188, respectively, to a third party investor relations consultant, which converted such sums into an aggregate of 101,817 shares of common stock at the rate of $1.75 per share in a private placement I-trax completed in June 2003.

         In April 2003, Acorn II, an investment fund affiliated with Woodglen Group, L.P., a former 5% stockholder, loaned I-trax $150,000. This loans accrued interest at an annual rate of 12%. I-trax repaid the loan in installments of $25,000 of principal and interest, with the last such payment made in October 2003.

         Messrs. Martin and Reiss, John Palumbo, President, and Yuri Rozenfeld, Vice President and Secretary, deferred salaries in amounts of $16,044, $16,044, $18,333 and $9,750, respectively, from October 2002 through April 2003 at the request of I-trax to conserve cash. These officers converted the accrued amounts, less withheld taxes, into 5,562, 5,562, 6,580 and 3,536 shares of common stock, respectively, at the rate of $1.75 per share in a private placement I-trax completed in June 2003.

         Lauren Reiss-Pollard, a daughter of Mr. Reiss, is a Vice President of Health Management. Ms. Reiss-Pollard received cash compensation of $80,717 in 2002 and $62,803 in 2003.

         Sean Martin, the son of Mr. Martin, is an employee of Health Management. Mr. Sean Martin received cash compensation of $62,500 in 2002 and $61,486 in 2003.

         The Certificate of Incorporation of I-trax limits the liability of I-trax's directors for monetary damages arising from a breach of their fiduciary duty as directors, except for any breach of the director's duty of loyalty to I-trax or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and as otherwise required by Delaware General Corporation Law. This limitation of liability does not limit equitable remedies such as injunctive relief or rescission.

         I-trax's bylaws require I-trax to indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

                             AUDIT COMMITTEE REPORT

         The audit committee of the board of directors developed an updated charter for the committee in 2003, which was approved by the full board. The complete text of the charter is reproduced in Exhibit A to this proxy statement.

         The audit committee appoints the accounting firm to be retained to audit the company's financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the company.

         Accordingly, the audit committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with Goldstein Golub Kessler LLP, the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from Goldstein Golub Kessler LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with Goldstein Golub Kessler LLP its independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. The audit committee also discussed with Goldstein Golub Kessler LLP the overall scope and plans for its audit. The audit committee met with management and Goldstein Golub Kessler LLP to discuss the results of the auditors' examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting.

         In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

         This report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other I-trax filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that I-trax specifically incorporates this report by reference therein.

                                        Members of the Audit Committee
                                        R. Dixon Thayer, Chairman
                                        David R. Bock


                                   FORM 10-KSB

         The Company will mail without charge, upon written request, a copy of the Company's Form 10-KSB Report for fiscal year ended December 31, 2003, including its financial statements. Requests should be sent to I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103,
Attn: Secretary.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Stockholders who intend to have a proposal considered for inclusion in I-trax's proxy materials for presentation at I-trax's 2005 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to the company at its offices at One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103, Attn:
Yuri Rozenfeld, not later than December 23, 2004. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in I-trax's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to I-trax at the aforementioned address not later than December 23, 2004. I-trax reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

                                  OTHER MATTERS

         I-trax's board of directors knows of no other matters to be presented for stockholder action at the 2004 annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER



I.       Purposes of the Committee

         The primary purpose of the Audit Committee (the "Committee") is oversight. The Committee will assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee:

     o    Management's conduct of the Corporation's financial reporting process;

     o The financial reports and other financial information provided by the Corporation to the Securities and Exchange Commission (the "SEC") and the public;

     o    The  Corporation's   system  of  internal   accounting  and  financial
          controls;

     o    The performance of the Corporation's internal audit function;

     o    The   independent   auditors'   qualifications,    performance,    and
          independence; and

     o    The  annual   independent   audit  of  the   Corporation's   financial
          statements.

         The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

         The Committee will also prepare the report that the SEC rules require be included in the Corporation's annual proxy statement.

         The Corporation's management is responsible for preparing the Corporation's financial statements. The independent auditors are responsible for auditing those financial statements. Management, including the internal audit function, and the independent auditors, have more time, knowledge, and detailed information about the Corporation than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements, or any professional certification as to the independent auditors' work, including with respect to auditor independence. Each member of the Committee is entitled to rely on the  integrity  of people  and  organizations  from  whom the  Committee receives information and the accuracy of such information, including representations by management and the independent auditors regarding non-audit services provided by the independent auditors.

II.      Committee Membership

         The Committee will consist of not less than two, nor more than four, members who will be appointed by the Board from among its members. Each member of the Committee must satisfy such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

         Accordingly, each member of the Committee must be financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

         The actual number of members will be determined from time to time by resolution of the Board. Two members of the Committee will constitute a quorum.

III.     Committee Structure and Operations

         The Board will designate the Chair of the Committee. The Committee will fix its own rules of procedure and will meet where and as provided by such rules or by resolution of the Committee. In addition to the regular meeting schedule established by the Committee, the Chair of the Committee may call a special meeting at any time.

         The Secretary of the Corporation will be the Secretary of the Audit Committee, unless the Committee designates otherwise.

         In the absence of the Chair during any Committee meeting, the Committee may designate a Chair pro tempore.

         The Committee will act only on the affirmative vote of a majority of the members at a meeting or by unanimous written consent.

         The Committee may establish sub-committees to carry out such duties as the Committee may assign.

IV.      Committee Activities

         The following will be the common recurring activities of the Committee in carrying out its purposes. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     1. Appoint the independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries for the coming year, and recommend to the Board ratification of that appointment by the shareholders.

     2. Pre-approve all audit and non-audit services to be provided by the independent auditors to the Corporation, and regularly review (a) the adequacy of the Committee's policies and procedures for pre-approving the use of the independent auditors for audit and non-audit services with a view to auditor independence; (b) the audit and non-audit services pre-approved; and
          (c) fees paid to the independent auditors for pre-approved audit and non-audit services.

     3. Regularly review with the independent auditors (a) the arrangements for and the scope of the independent auditors' audit of the Corporation's consolidated financial statements; (b) the results of the audit by the Corporation's independent auditors of the Corporation's consolidated financial statements; (c) any audit problems or difficulties encountered by the independent auditors and management's response; (d) any significant deficiency in the design or the operation of the Corporation's internal accounting controls identified by the independent auditors and any resulting recommendations; (e) all critical accounting policies and practices used by the Corporation; (f) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures, and the treatment preferred by the independent auditors; and (g) other material written communications between the independent auditors and management. The Committee will report the foregoing to the Board with such recommendations as it may deem appropriate.

     4. Review major changes to the Corporation's auditing and accounting principles and practices based on advice of the independent auditors or management.

     5. The Committee will (a) request annually from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard Number 1; and (b) discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence.

     6. Evaluate, along with the other members of the Board and management the performance of the independent auditors.

     7. The Committee, along with the other members of the Board, will discuss with management and the independent auditors the audited financial statements to be included in the Corporation's annual report on Form 10-KSB, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee will review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), including deficiencies in internal controls, fraud, illegal acts, management judgments and estimates, audit adjustments, audit difficulties, and the independent auditors' judgments about the quality of the Corporation's accounting practices.

     8. Discuss with the independent auditors and management the Corporation's interim financial results to be included in each quarterly report on
          Form   10-QSB,


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          including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Each such review will include any matters required to be discussed by SAS No. 61, and will occur prior to the Corporation's filing of the related Form 10-QSB with the SEC.

     9. Periodically review the Corporation's procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation, of concerns regarding questionable accounting or auditing matters.

     10. Confer with management and the independent auditors as requested by any of them or by the Committee, at least annually, and review their reports with respect to the functioning, quality, and adequacy of programs for compliance with the Corporation's policies and procedures regarding business ethics, financial controls, and internal auditing, including information regarding violations or probable violations of such policies. The Committee will report the foregoing to the Board with such recommendations as it may deem appropriate.

     11. Review the expenses of officers of the Corporation who are also members of the Board and such other officers as it may deem appropriate.

     12. Review with the Controller and the Chief Financial Officer, at least annually, the activities, budget, staffing, and structure of the internal auditing function of the Corporation and its subsidiaries, including their evaluations of the performance of that function and any recommendations with respect to improving the performance of or strengthening of that function. As appropriate, the Committee shall review the reports of any internal auditor on a financial safeguard problem that has not resulted in corrective action or has not otherwise been resolved to the auditor's satisfaction at any intermediate level of audit management.

     13. From time to time, meet separately with management, internal auditors, and independent auditors to discuss issues warranting attention by the Committee.

     14. Prepare any report or other disclosure by the Committee required to be included in any proxy statement for the election of the Corporation's directors under the rules of the SEC.

     15.  Review the adequacy of this charter on an annual basis.

     16. Take other such actions and do other such things as may be referred to it from time to time by the Board.


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V.       Committee Evaluation

         The  Committee  will  annually  complete  a   self-evaluation   of  the
Committee's own effectiveness and provide a report of that assessment to the Board, including any recommended changes to the Committee's charter.

VI.      Committee Reports

         The Chair of the Committee will report to the full Board on the Committee's activities, including the results of the Committee's self-evaluation and any recommended changes to the Committee's charter.

VII. Resources and Authority of the Committee

         The Committee has exclusive authority with respect to the retention of the independent auditors described in Section IV of this charter. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation. The Committee has the authority to retain outside advisors, including legal counsel, auditors, or other experts, as it deems appropriate, and to approve the fees and expenses of such advisors.






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